EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 33-87844, Registration No. 33-88982, Registration No. 33-88984 and Registration No. 33-63429) of Apollo Group, Inc. of our report dated October 12, 1995 appearing on page 43 of this Form 10-K.

PRICE WATERHOUSE LLP
Phoenix, Arizona
October 25, 1995

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